TRITON INTERNATIONAL REPORTS FIRST QUARTER 2018 ADJUSTED EPS OF $0.99 AND INCREASES THE QUARTERLY DIVIDEND $0.07 TO $0.52

Hamilton, Bermuda – May 4, 2018 – Triton International Limited (NYSE: TRTN) ("Triton")

First Quarter Highlights:

•	Triton reported Net income attributable to shareholders of $80.9 million.

•	Triton reported Adjusted net income of $79.8 million or $0.99 per diluted share.

•	Container pick-up activity was solid and drop-offs were exceptionally low leading to average utilization of 98.6% for the first quarter of 2018.

•	Triton announced a quarterly dividend of $0.52 per share payable on June 22, 2018 to shareholders of record as of June 1, 2018.

Financial Results
The following table summarizes Triton’s selected key financial information for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

	(in millions, except per share data)
	Three Months Ended,
	March 31, 2018	December 31, 2017	March 31, 2017
Total leasing revenues	$315.1	$313.9	$265.6

Net income attributable to shareholders (1)	$80.9	$207.2	$34.6
Net income per share - Diluted	$1.00	$2.57	$0.47

Adjusted net income (2)	$79.8	$68.3	$35.4
Adjusted net income per share - Diluted (2)	$0.99	$0.85	$0.48

Return on equity (3)	15.4%	13.6%	8.6%

(1) Included in Net income attributable to shareholders for the three months ended December 31, 2017 is a one-time tax benefit of $139.4 million recognized as a result of the reduction in the U.S. statutory corporate tax rate as part of the Tax Cuts and Jobs Act.
(2) Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.
(3) Triton's definition and calculation of Return on equity is annualized Adjusted net income divided by average shareholders' equity for the period.

Operating Performance
“Triton’s strong results in the first quarter of 2018 were supported by favorable market conditions and outstanding operational performance,” commented Brian Sondey, Chief Executive Officer of Triton. “We generated $79.8 million in Adjusted net income for the quarter, a sequential increase of 16.8%, which is particularly impressive given our first quarter typically represents a seasonally slow quarter and has the fewest number of revenue days. We are off to a great start to the year, and look forward to carrying the momentum forward as we head toward the peak shipping season.”
“Our key operating metrics remain strong. Container pick-up and deal activity was solid in the first quarter despite the seasonality, while container drop-offs remained exceptionally low. Our utilization increased 10 basis points during the quarter to reach 98.7% as of March 31, 2018, and our utilization currently stands at 98.8%. New container prices held firm in the quarter, while used container sale prices increased, reflecting very low inventories of sale containers. We also benefited from a reduction in our average tax rate during the quarter as a result of corporate tax legislation enacted at the end of last year. We expect our average tax rate will remain in the 10-12% range for the full year of 2018. We have purchased over $850 million of containers for delivery in 2018, which puts us on track for another year of successful investment and growth.”

Outlook
Mr. Sondey continued, “We expect market conditions to remain favorable. Trade growth is anticipated to remain positive, and many of our customers continue to rely heavily on leasing for new container additions to their fleets. The inventory of new containers has increased in the run up to the peak shipping season, but the availability of used leasing containers is exceptionally low, which has kept the overall supply and demand balance for containers favorable. Overall, we expect Adjusted net income to increase gradually throughout 2018.”

Dividend
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on June 22, 2018 to shareholders of record at the close of business on June 1, 2018.
Mr. Sondey concluded, “Our $0.52 per share quarterly dividend represents a 15% increase from our previous dividend level. The increase reflects the strength of our cash flow as well as our optimistic outlook for continued strong performance.”

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Friday, May 4, 2018 to discuss its first quarter results. To listen by phone, please dial 1-866-524-3159 (domestic) or 1-412-317-6759 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 5.7 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Average Utilization (a)	98.6%	98.3%	97.6%	96.5%	95.3%
Ending Utilization (a)	98.7%	98.6%	98.0%	97.1%	95.8%

(a) Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of March 31, 2018, December 31, 2017 and March 31, 2017:

	Equipment Fleet in Units			Equipment Fleet in TEU
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	December 31, 2017	March 31, 2017
Dry	3,103,671	3,077,144	2,825,562	5,039,302	5,000,043	4,585,569
Refrigerated	221,810	218,429	219,837	426,335	419,673	422,280
Special	90,867	89,066	91,702	163,155	159,172	163,080
Tank	12,188	12,124	11,958	12,188	12,124	11,958
Chassis	22,477	22,523	22,115	40,996	41,068	40,218
Equipment leasing fleet	3,451,013	3,419,286	3,171,174	5,681,976	5,632,080	5,223,105
Equipment trading fleet	12,022	10,510	20,280	19,245	16,907	31,290
Total	3,463,035	3,429,796	3,191,454	5,701,221	5,648,987	5,254,395

	Equipment in CEU
	March 31, 2018	December 31, 2017	March 31, 2017
Operating leases	6,752,636	6,678,282	6,295,201
Finance leases	329,659	328,024	360,869
Equipment trading fleet	53,454	51,762	74,638
Total	7,135,749	7,058,068	6,730,708

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," "intend," "plan," "believe," "project," "anticipate," "will," "may," "would" and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: uncertainty as to the long-term value of Triton's common shares; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including increased tariffs; disruption to our operations from failures of, or attacks on, our information technology systems; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions on our businesses imposed by the terms of our debt agreements; changes in tax laws in the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" to in our Form 10-K filed with the SEC, on February 27, 2018.
The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,329,870 and $2,218,897	$8,439,971	$8,364,484
Net investment in finance leases	286,358	295,891
Equipment held for sale	42,690	43,195
Revenue earning assets	8,769,019	8,703,570
Cash and cash equivalents	118,272	132,031
Restricted cash	128,720	94,140
Accounts receivable, net of allowances of $2,873 and $3,002	199,297	199,876
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $161,641 and $144,081	136,816	154,376
Other assets	69,495	49,591
Fair value of derivative instruments	22,662	7,376
Total assets	$9,680,946	$9,577,625
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$125,978	$128,133
Fair value of derivative instruments	—	2,503
Accounts payable and other accrued expenses	109,657	109,999
Net deferred income tax liability	227,727	215,439
Debt, net of unamortized debt costs of $42,982 and $40,636	6,952,815	6,911,725
Total liabilities	7,416,177	7,367,799
Shareholders' equity:
Common shares, $0.01 par value, 294,000,000 shares authorized, 80,815,752 and 80,687,757 shares issued and outstanding, respectively	808	807
Undesignated shares, $0.01 par value, 6,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	890,857	889,168
Accumulated earnings	1,206,848	1,159,367
Accumulated other comprehensive income	34,992	26,942
Total shareholders' equity	2,133,505	2,076,284
Non-controlling interests	131,264	133,542
Total equity	2,264,769	2,209,826
Total liabilities and equity	$9,680,946	$9,577,625

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Leasing revenues:
Operating leases	$310,231	$259,585
Finance leases	4,866	6,017
Total leasing revenues	315,097	265,602

Equipment trading revenues	13,375	5,484
Equipment trading expenses	(10,384)	(5,092)
Trading margin	2,991	392

Net gain on sale of leasing equipment	9,218	5,161

Operating expenses:
Depreciation and amortization	130,433	117,880
Direct operating expenses	11,048	21,954
Administrative expenses	19,582	22,967
Transaction and other (income) costs	(29)	2,472
(Benefit) provision for doubtful accounts	(101)	574
Total operating expenses	160,933	165,847
Operating income	166,373	105,308
Other expenses:
Interest and debt expense	75,098	63,504
Realized (gain) loss on derivative instruments, net	(248)	599
Unrealized gain on derivative instruments, net	(1,186)	(1,498)
Other income, net	(659)	(742)
Total other expenses	73,005	61,863
Income before income taxes	93,368	43,445
Income tax expense	10,503	7,142
Net income	$82,865	$36,303
Less: income attributable to noncontrolling interest	1,973	1,692
Net income attributable to shareholders	$80,892	$34,611
Net income per common share—Basic	$1.01	$0.47
Net income per common share—Diluted	$1.00	$0.47
Cash dividends paid per common share	$0.45	$0.45
Weighted average number of common shares outstanding—Basic	79,968	73,741
Dilutive restricted shares and share options	604	292
Weighted average number of common shares outstanding—Diluted	80,572	74,033

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$82,865	$36,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130,433	117,880
Amortization of deferred financing costs and other debt related amortization	3,113	2,490
Lease related amortization	18,166	24,138
Share-based compensation expense	2,512	1,057
Net (gain) on sale of leasing equipment	(9,218)	(5,161)
Unrealized (gain) on derivative instruments	(1,186)	(1,498)
Deferred income taxes	9,301	6,593
Changes in operating assets and liabilities:
Accounts receivable	(1,071)	(6,269)
Accounts payable and other accrued expenses	844	(3,978)
Net equipment sold for resale activity	(5,185)	(8,893)
Other assets	890	279
Net cash provided by operating activities	231,464	162,941
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(258,668)	(265,706)
Proceeds from sale of equipment, net of selling costs	38,885	34,988
Cash collections on finance lease receivables, net of income earned	14,771	15,580
Other	55	(405)
Net cash used in by investing activities	(204,957)	(215,543)
Cash flows from financing activities:
Redemption of common shares for withholding taxes	(822)	—
Debt issuance costs	(4,976)	(7,517)
Borrowings under debt facilities	510,210	388,253
Payments under debt facilities and capital lease obligations	(469,841)	(260,475)
Dividends paid	(36,008)	(33,183)
Distributions to noncontrolling interest	(4,249)	(4,898)
Net cash (used in) provided by financing activities	(5,686)	82,180
Net increase in cash, cash equivalents and restricted cash	$20,821	$29,578
Cash, cash equivalents and restricted cash, beginning of period	226,171	163,492
Cash, cash equivalents and restricted cash, end of period	$246,992	$193,070
Supplemental disclosures:
Interest paid	$56,571	$49,043
Supplemental non-cash investing activities:
Equipment purchases payable	$125,978	$200,728

Use of Non-GAAP Financial Measures

We use the term "Adjusted net income" throughout this press release.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to shareholders excluding the write-off of deferred financing costs net of tax, gains and losses on interest rate swaps net of tax, transaction and other costs net of tax, and any foreign income and withholding tax adjustments.

Adjusted net income is not a presentation made in accordance with U.S. GAAP. Adjusted net income should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this measure:

•	is widely used by securities analysts and investors to measure a company’s operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of Net income attributable to shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In Thousands, except per share amounts)
	Three Months Ended,
	March 31, 2018	December 31, 2017	March 31, 2017
Net income attributable to shareholders	$80,892	$207,160	$34,611
Add:
Unrealized gain on derivative instruments, net	(1,052)	(1,084)	(1,252)
Transaction and other (income) costs	(26)	4,862	2,066
Write-off of deferred financing costs	—	2,327	—
One-time tax benefit related to U.S. statutory rate reduction		(139,359)
Insurance recovery income	—	(5,567)	—
Adjusted net income	$79,814	$68,339	$35,425
Adjusted net income per share - Basic	$1.00	$0.85	$0.48
Adjusted net income per share - Diluted	$0.99	$0.85	$0.48
Weighted average number of common shares outstanding - Basic	79,968	79,936	73,741
Weighted average number of common shares outstanding - Diluted	80,572	80,556	74,033

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In Thousands)
	Three Months Ended,
	March 31, 2018	December 31, 2017	March 31, 2017
Adjusted net income	$79,814	$68,339	$35,425
Annualized Adjusted net income (1)	323,690	271,128	143,668

Beginning Shareholders' equity	2,076,284	1,900,028	1,663,233
Ending Shareholders' equity	2,133,505	2,076,284	1,672,925
Average Shareholders' equity	$2,104,895	$1,988,156	$1,668,079

Return on equity	15.4%	13.6%	8.6%

(1) Annualized Adjusted net income was calculated based on calendar days per quarter.